Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated March 14, 2008, accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Landry’s Restaurants, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Landry’s Restaurants, Inc. on Form S-3 (File No. 333-75886 relating to the Company’s shelf registration statement) and on Forms S-8 (File Nos. 333-113438 relating to the Company’s 2003 Equity Incentive Plan, 333-104175 relating to the Company’s 2002 Employee/Rainforest Conversion Plan and the Company’s 2002 and 2001 Employee Agreements, 333-93173 relating to the Company’s Amended and Restated 1995 Flexible Incentive Plan, 333-02862 relating to the Company’s Stock Option Plan, 333-02854 relating to the Company’s 1995 Flexible Spending Plan, 333-81007 relating to the Company’s 1993 Stock Option Plan, and 333-76500 relating to the Company’s 1993 Stock Option Plan for Non-Employee Directors).

/s/ Grant Thornton LLP

Houston, Texas

March, 14, 2008